Exhibit 5.1


                                                                Montreal, Quebec
April 20, 2007


                        Consent of Independent Auditors

         We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated February 13, 2007 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in ACE Aviation Holdings Inc.'s Form 40-F for the year ended December 31, 2006. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP